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                                                                    EXHIBIT 99.1




Media contact:                                            Investor contact:
Mike Jacobsen                                             John Kristoff
+1 330 490 3796                                           +1 330 490 5900
jacobsm1@diebold.com                                      kristoj@diebold.com


FOR IMMEDIATE RELEASE:
October 11, 2004


DIEBOLD ANNOUNCES UPDATE ON ELECTION SYSTEMS ISSUES IN CALIFORNIA AND ADJUSTS THIRD QUARTER AND FULL-YEAR EARNINGS GUIDANCE

         NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today announced continuing progress in resolving issues in California related to Diebold Election Systems, Inc. (DESI), a wholly owned subsidiary. DESI's AccuVote-TS and OS products have been certified for use in the November election in California, and the subsidiary continues to make progress on certification of its TSx product, featuring a voter-verifiable audit printer to address California requirements for use by 2006.
         Product recertification, legal and other costs related to the pending civil action in the state of California, however, have impacted third quarter earnings by approximately $0.05 per share. As a result, Diebold estimates its third quarter earnings per share will be approximately $0.67. This compares to the company's previously stated range of $0.70 to $0.74. The company also anticipates additional costs related to these actions in the fourth quarter of approximately $0.01 per share. The company now expects full-year earnings per share in the range of $2.54 to $2.59.
          "Demand for our core financial self-service and security solutions remains strong, as we achieved record order levels during the quarter, which provides some visibility looking to 2005," said Walden W. O'Dell, chairman and chief executive officer of Diebold. The company's preliminary outlook for 2005 includes earnings per share growth of 18 to 20 percent.

INVESTOR CONFERENCE CALL
------------------------
Diebold will release full third quarter financial results on Wednesday, October 20, before trading begins on the New York Stock Exchange. Walden W. O'Dell, chairman and chief executive officer, and Gregory T. Geswein, senior vice president and chief financial officer, will discuss the results during a conference call scheduled to begin at 10 a.m. (ET) that day.

                                     (more)
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PAGE TWO / DIEBOLD ANNOUNCES PROGRESS IN RESOLVING ITS ELECTION SYSTEMS ISSUES
IN CALIFORNIA

The conference call will last approximately one hour. Participants should plan to dial in 15 minutes prior to the session. Details about the call are as follows:

                 Call-in numbers   Passcode      Time/Date
Conference call  (913) 981-4901    619180        10 a.m. (ET), 10/20/04
Call replay      (719) 457-0820    619180        Begins: 1 p.m. (ET), 10/20/04
                                                 Ends: 5 p.m. (ET), 10/27/04

Live access is also available on Diebold's Web site at www.diebold.com. The replay can be accessed on the site for three months after the call. Detailed financial information regarding Diebold's third quarter results will also be available on the company's Web site.

FORWARD-LOOKING STATEMENT
-------------------------
In the company's written or oral statements, the use of the words "believes," "anticipates," "expects" and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company, including statements concerning future operating performance, the company's share of new and existing markets, and the company's short- and long-term revenue and earnings growth rates. Although the company believes that its outlook is based upon reasonable assumptions regarding the economy, its knowledge of its business, and on key performance indicators, which impact the company, there can be no assurance that the company's goals will be realized. The company is not obligated to report changes to its outlook. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company's uncertainties could cause actual results to differ materially from those anticipated in forward-looking statements. These include, but are not limited to:

- competitive pressures, including pricing pressures and technological developments;
- changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;
- changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;
- acceptance of the company's product and technology introductions in the marketplace;
-    unanticipated litigation, claims or assessments;
- ability to reduce costs and expenses and improve internal operating efficiencies;
- variations in consumer demand for financial self-service technologies, products and services;
- challenges raised about reliability and security of the company's election systems products, including the risk that such products will not be certified for use or will be decertified;
- changes in laws regarding the company's election systems products and services; and
- potential security violations to the company's information technology systems.


     Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 13,000 associates with representation in more than 88 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold reported revenue of $2.11 billion in 2003 and is publicly traded on the New York Stock Exchange under the symbol `DBD.' For more information, visit the company's Web site at www.diebold.com.


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